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                                     PROXY

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                 ZAPATA                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 CORPORATION            The undersigned hereby appoints Joseph L. von Rosenberg III, Robert A. Gardiner,
                 P.O. BOX 4240          Sharon M. Brunner and each of them, attorneys and agents with full power of
                 HOUSTON, TX 77210      substitution, to vote as proxy all the shares of Common Stock and $2 Noncumulative
                                        Convertible Preference Stock of Zapata Corporation held of record by the undersigned on August 19, 1996 at the 1996 Annual Meeting of Stockholders of Zapata Corporation to
                                        be held on September 27, 1996 and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided.  Specific choices may be made on the reverse side.

                                                   Dated ___________________________________, 1996

                                                   _____________________________________________________________________
                                                   Signature

                                                   _____________________________________________________________________
                                                   Signature if held jointly

                                                   When signing as Executor, Administrator, Trustee or the like, please give full title.


                                                    PROXY (CONTINUED)

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposal 1, FOR Proposal 2 -
all nominees listed below for election as directors, FOR Proposal 3, and AGAINST Proposal 4.  The Board of Directors
recommends a vote FOR Proposals 1, 2 and 3, and recommends a vote AGAINST Proposal 4.


(1) Approval of the issuance of shares of Zapata       FOR   [ ]     AGAINST   [ ]     ABSTAIN   [ ]
    Common Stock pursuant to the Agreement and
    Plan of Merger dated as of June 4, 1996, as
    amended and restated as of August 15, 1996,
    among Zapata Corporation, Zapata Acquisition
    Corp. and Houlihan's Restaurant Group, Inc.


(2) Election of Directors         FOR ALL   [ ]    WITHHOLD AUTHORITY TO VOTE FOR  [ ]
                                  (except as specified below)

                                  Term Ending 1999:
                                  Malcolm I. Glazer
                                  R. C. Lassiter

Instructions:  To withhold vote for individual(s) write name(s) below.

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(3) Approval of the 1996 Long-Term Incentive           FOR   [ ]     AGAINST   [ ]     ABSTAIN   [ ]
    Plan
(4) Stockholder proposal for cumulative voting         FOR   [ ]     AGAINST   [ ]     ABSTAIN   [ ]

                                                                                     (Sign and date on reverse side)
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